Exhibit 10.3

AMENDED AND RESTATED
COLLATERAL MANAGEMENT AGREEMENT
By
BIOSCRIP, INC.,
as Borrower,
and
THE LOAN PARTIES PARTY HERETO
and
HEALTHCARE FINANCE GROUP LLC
as Collateral Manager,
as Administrative Agent and Collateral Agent,
Dated as of March 25, 2010
as
Amended and Restated
as of December 28, 2010

i

Page
EXHIBIT I to Collateral Management Agreement	1

EXHIBIT II to Collateral Management Agreement	1

EXHIBIT III to Collateral Management Agreement	1

EXHIBIT IV to Collateral Management Agreement	1

EXHIBIT V to Collateral Management Agreement	1

EXHIBIT VI to Collateral Management Agreement	1

EXHIBIT VII to Collateral Management Agreement	1

SCHEDULE I to Collateral Management Agreement	1

SCHEDULE II to Collateral Management Agreement	1

SCHEDULE III to Collateral Management Agreement	1

ii

     AMENDED AND RESTATED COLLATERAL MANAGEMENT AGREEMENT, dated as of March 25, 2010 and as AMENDED AND RESTATED as of December 28, 2010 (as so Amended and Restated and as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Collateral Management Agreement”), among BIOSCRIP INC., a Delaware corporation (the “Borrower”), the other Loan Parties from time to time party hereto by execution of this Agreement or otherwise by execution of a Joinder Agreement, HEALTHCARE FINANCE GROUP, LLC (“HFG”), in its capacity as administrative agent and collateral agent for the Secured Parties, as successor to Jefferies Finance LLC in such capacities (in such capacities, the “Agent”), and in its capacity as collateral manager for the Secured Parties (in such capacity, the “Collateral Manager”).
R E C I T A L S:
     A. Borrower, the subsidiaries of Borrower party thereto, Agent, the Collateral Manager, the lending institutions from time to time party thereto as lenders (the “Lenders”) and other entities party thereto have entered into that certain credit agreement, dated as of March 25, 2010, as such credit agreement is being Amended and Restated in its entirety as of the date hereof pursuant to the terms of an amended and restated credit agreement (as so amended and restated and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement or, if not defined therein, in the Security Agreement.
     B. Borrower, the other Loan Parties, the Agent and the Collateral Manager entered into this Collateral Management Agreement (as in effect immediately prior to the Restatement Date, the “Existing CMA”) to provide for, among other things, certain matters with respect to the Collateral.
     C. Borrower and the other Loan Parties have received and will continue to receive substantial benefits from the execution, delivery and performance of the Secured Obligations under the Credit Agreement and the other Loan Documents and are, therefore, willing to enter into this Agreement to amend and restate the Existing CMA in the manner set forth herein.
     D. This Agreement is given by each Loan Party in favor of the Collateral Agent and Collateral Manager for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations and each of the Collateral Agent and the Collateral Manager agrees to act, on the terms and conditions set forth herein and in the other Loan Documents, for the benefit of the Secured Parties.
     E. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to the Issuing Bank issuing Letters of Credit under the Credit Agreement that the Borrower, each other Loan Party, the Collateral Manager and the Agent execute and deliver the applicable Loan Documents, including this Agreement.
     Accordingly, the Borrower, each other Loan Party, the Agent and the Collateral Manager each agrees to AMEND AND RESTATE the Existing CMA on the Restatement Date in its entirety as follows:

ARTICLE I.
COLLATERAL MANAGER FEES, INDEMNITIES AND AUTHORIZATIONS
     Section 1.01 Indemnities. Each of the Loan Parties hereby agrees to indemnify and hold harmless the Collateral Manager and its respective Affiliates (together with their respective directors, officers, agents, representatives, shareholders, lenders, counsel and employees, each an “Indemnified Party”), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which are actually incurred by such Indemnified Party arising out of this Collateral Management Agreement, the amendment and restatement hereof, or the financings contemplated under the Loan Documents, the Collateral (including, without limitation, the use thereof by any of such Persons or any other Person, the exercise by the Collateral Manager of rights and remedies or any power of attorney hereunder, and any action or inaction of the Collateral Manager hereunder and in accordance with any Loan Document), the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding (brought or threatened) relating thereto, or the role of any such Person or Persons in connection with the foregoing, whether or not any Indemnified Party is named as a party to any legal action or proceeding (“Claims”). No Loan Party will be responsible to any Indemnified Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined by a final nonappealable judgment that any such Claim shall have arisen out of or resulted directly and principally from (i)(1) actions taken or omitted to be taken by such Indemnified Party by reason of the bad faith, willful misconduct or gross negligence of any Indemnified Party, or (2) in violation of any law or regulation applicable to such Indemnified Party (except to the extent that such violation is attributable to any breach of any representation, warranty or agreement by or on behalf of the Loan Parties or any of their designees, in each case, as determined by a final nonappealable decision of a court of competent jurisdiction), or (ii) a successful claim by any Loan Party against such Indemnified Party (“Excluded Claims”). The Indemnified Party shall give the Borrower prompt written notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Collateral Manager, as an Indemnified Party, shall be permitted hereunder to select counsel to defend such Claim with the consent of the Borrower, such consent not to be unreasonably withheld, at the expense of the Borrower and, if such Indemnified Party shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest, such Indemnified Party may, at the expense of the Borrower, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified Parties and the Borrower and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom.
     Section 1.02 Telephonic Notice. Without in any way limiting the Borrower’s obligation to confirm in writing any telephonic notice, the Collateral Manager may act without liability upon the basis of telephonic notice believed by the Collateral Manager in good faith to be from an Financial Officer of the Borrower prior to receipt of written confirmation.

ARTICLE II.
GENERAL PAYMENT MECHANICS; GOVERNMENTAL ENTITIES PAYMENT MECHANICS; MISDIRECTED PAYMENTS
     Section 2.01 General Payment Mechanics. (a) On or prior to the Restatement Date, each of the Borrower, each other applicable Loan Party, the Collateral Manager (for the benefit of the Secured Parties) and each Lockbox Bank shall have entered into the Depositary Agreements and shall have caused the Lockbox Banks to establish the Lender Lockboxes and the Lender Lockbox Accounts.
          (b) Each Loan Party shall prepare, execute and deliver (or shall have prepared, executed and delivered) to each non-Governmental Entity who is or is proposed to be a payor of Receivables and that has not previously received such Notice or is not sending payments to a Lender Lockbox or Lender Lockbox Account in the manner required hereunder, with copies to the Collateral Manager, on or prior to the Restatement Date, a Notice to Obligors addressed to each such non-Governmental Entity, which Notice to Obligors shall state that all present and future Receivables owing to such Loan Party are subject to a Lien in favor of the Collateral Agent (for the benefit of the Secured Parties) and that all checks from such non-Governmental Entity on account of Receivables shall be sent to a Lender Lockbox and all wire transfers from such non-Governmental Entity on account of Receivables shall be wired directly into a Lender Lockbox Account.
          (c) Each Loan Party represents, covenants and agrees that, on and after the Closing Date, all invoices (and, if provided by a Loan Party, return envelopes) sent or to be sent to non-Governmental Entities shall set forth only the address of a Lender Lockbox as a return address for payment of Receivables, and only a Lender Lockbox Account with respect to wire transfers for payment of Receivables. Each Loan Party hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with non-Governmental Entities with respect to Collections.
     Section 2.02 Governmental Entities Payment Mechanics. (a) On or prior to the Restatement Date, each Loan Party, the Collateral Manager (for the benefit of the Secured Parties) and each Lockbox Bank shall have entered into the Depositary Agreements, and Loan Party shall have caused the Lockbox Banks to establish the Borrower Lockboxes and the Borrower Lockbox Accounts. Each Loan Party shall prepare, execute and deliver (or shall have prepared, executed and delivered) to each Governmental Entity or its fiscal intermediary who is or is proposed to be an Obligor of Receivables and that has not previously received such Notice or is not sending payments to a Borrower Lockboxes or a Borrower Lockbox Account in the manner required hereunder, with copies to the Collateral Manager, on or prior to the Restatement Date, Notices to Governmental Entities, which Notices to Governmental Entities shall provide that all checks from Governmental Entities on account of Receivables shall be sent to a Borrower Lockbox and all wire transfers on account of Receivables shall be wired directly into a Borrower Lockbox Account.
          (b) Each Loan Party represents, covenants and agrees that, on and after the Closing Date, all invoices sent to be sent to Governmental Entities (and, if provided by a Loan

Party, return envelopes) shall set forth only the address of a Borrower Lockbox as a return address for payment of Receivables, and only a Borrower Lockbox Account with respect to wire transfers for payment of Receivables. Each Loan Party further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Governmental Entities with respect to Collections.
          (c) Each Loan Party shall maintain its Borrower Lockbox Accounts exclusively for the receipt of payments on account of Receivables from Governmental Entities. Each Loan Party shall take all actions necessary to ensure that no payments from any Person other than a Governmental Entity shall be deposited in the Borrower Lockbox Accounts.
     Section 2.03 Misdirected Payments; EOB’s. (a) In the event that any Loan Party receives a Misdirected Payment in the form of a check, such Loan Party shall immediately send such Misdirected Payment, in the form received by such Loan Party, by overnight delivery service to the appropriate Lender Lockbox or Borrower Lockbox, as the case may be, together with the envelope in which such payment was received. In the event a Loan Party receives a Misdirected Payment in the form of cash or wire transfer, such Loan Party shall immediately wire transfer the amount of such Misdirected Payment directly to a Lender Lockbox Account. All Misdirected Payments shall be sent promptly upon receipt thereof, and in no event later than the close of business, on the first Business Day after receipt thereof.
          (b) Each Loan Party hereby agrees and consents to the Agent and/or the Collateral Manager taking such actions, solely during the continuation of an Event of Default, as are reasonably necessary to ensure that future payments from the Obligor of a Misdirected Payment shall be made in accordance with the Notice previously delivered to such Obligor, including, without limitation, to the maximum extent permitted by law, (i) the Agent, the Collateral Manager, their respective assigns or designees executing on such Loan Party’s behalf and delivering to such Obligor a new Notice, and (ii) Agent, the Collateral Manager, their respective assigns or designees contacting such Obligor by telephone to confirm the instructions previously set forth in the Notice to such Obligor. At any time, upon the Collateral Manager’s request, a Borrower shall promptly (and in any event, within two Business Days from such request) take such similar actions as the Collateral Manager may request.
     Section 2.04 No Rights of Withdrawal. No member of the Loan Parties shall have any rights of direction or withdrawal with respect to amounts held in the Lender Lockbox Accounts.
ARTICLE III.
COLLECTION AND DISTRIBUTION
     Section 3.01 Collections on the Receivables. The Collateral Agent and Collateral Manager (in each case, for the benefit of the Secured Parties) shall be entitled with respect to all Receivables, (i) to receive and to hold as collateral all Receivables and all Collections on Receivables in accordance with the terms of the Depositary Agreements, and (ii) to have and to exercise any and all rights to collect, record, track and, during the continuance of an Event of Default, take all actions to obtain Collections with respect to all Receivables.

     Section 3.02 Distribution of Funds. On each date of any Credit Extension (including the initial Credit Extension) (each such date, a “Funding Date”), and provided, that (i) no Event of Default has occurred and is then continuing and the Final Maturity Date has not occurred, and (ii) the Collateral Manager shall have received all Receivable Information for the period since the immediately prior Funding Date, the Collateral Agent and Collateral Manager shall distribute any and all Collections received in the Collection Account prior to 12:00 p.m. (New York City time) on the immediately prior Funding Date as follows: first, to the Administrative Agent for distribution to the applicable Secured Parties, an amount in cash equal to the amount, if any, of fees or interest that is due and payable and has not otherwise been paid in full by the Borrower and the other Loan Parties under the Loan Documents, until such amount has been paid in full; second, to the Administrative Agent for distribution to the applicable Lenders, an amount in cash equal to the Borrowing Base Deficiency, if any, until such amount is paid in full, in accordance with Section 2.09(b) of the Credit Agreement; third, to the Administrative Agent for distribution, on a pro rata basis, (x) to the applicable Lenders, an amount in cash equal to the payment, if any, of principal on the Loans due and payable on such Funding Date, (y) to the Issuing Bank, any reimbursements due under Section 2.18(e) of the Credit Agreement, and (z) to the Swingline Lender, any amounts due in repayment of the Swingline Loan pursuant to Section 2.04(a)(ii) of the Credit Agreement, until such amount has been paid in full; fourth, to the Administrative Agent for distribution to the applicable Secured Parties, an amount in cash equal to the payment of any other Obligations due and payable on such Funding Date, if any, until such amount has been paid in full, and fifth, to the Borrower on behalf of the Borrower and its Subsidiaries, all remaining amounts of Collections, as requested.
     Section 3.03 Distribution of Funds at the Maturity Date or Upon an Event of Default. At the Final Maturity Date or upon the occurrence and during the continuance of an Event of Default, subject to the rights and remedies of the Agent and Collateral Manager pursuant to Section 4.02 hereof, the Collateral Agent and Collateral Manager (for the benefit of the Secured Parties) shall distribute any and all Collections in accordance with the Credit Agreement.
     Section 3.04 Allocation of Servicing Responsibilities. (a) Tracking of Collections and other transactions pertaining to the Receivables shall be administered by the Collateral Manager (for the benefit of Secured Parties) in a manner consistent with the terms of this Collateral Management Agreement. The responsibilities of the Loan Parties to the Collateral Manager have been set forth in Exhibit V attached hereto. The Loan Parties shall cooperate fully with the Collateral Manager in establishing and maintaining the Transmission of the Receivable Information, including, without limitation, the matters described in Exhibit V, and shall provide promptly to the Collateral Manager such other information necessary or desirable for the administration of Collections on the Receivables as may be reasonably requested from time to time.
          (b) The Borrower hereby agrees to perform the administration and servicing obligations set forth in Exhibit V hereto with respect to its Receivables (the “Servicing Responsibilities”). The Collateral Manager may, at any time following the occurrence of an Event of Default (and shall, without requirement of notice to any party, upon an Event of Default resulting from the events described in paragraphs (g) or (h) of Section 8.01 of the Credit Agreement) appoint another Person, for the benefit of the Secured Parties, to succeed the Borrower in the performance of the Servicing Responsibilities (which replacement shall be effectuated through the outplacement to a third-party collection firm obligated to use commercially reasonable efforts to maximize collections in accordance with the provisions of Article 9 of the UCC).
     Section 3.05 Distributions to the Loan Parties Generally. Distributions to the Loan Parties on each Business Day shall be deposited in the Borrower Account.
     Section 3.06 Collateral Manager. The Collateral Manager has been appointed as Collateral Manager pursuant to the Credit Agreement and this Agreement. The actions of the Collateral Manager hereunder are subject to the provisions of the Credit Agreement and the other Loan Documents. The Collateral Manager shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action, in accordance with this Agreement and the Credit Agreement, for the benefit of the Secured Parties. The Collateral Manager may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith, excepting therefrom, however, their gross negligence or willful misconduct. Without limiting the foregoing, the Collateral Manager shall be deemed an agent of the Collateral Agent for the purposes of giving effect to the Security Documents (including this Agreement) and the other Loan Documents and the Collateral Agent shall not be liable for the negligence or misconduct of the Collateral Manager.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES; COVENANTS;
REMEDIES
     Section 4.01 Representations and Warranties; Covenants. Each Loan Party makes on the Restatement Date and on each subsequent Funding Date, the representations and warranties set forth in the Credit Agreement, and hereby agrees to perform and observe the covenants set forth in the Credit Agreement.
     Section 4.02 Remedies; Right of Set-Off. Each Loan Party hereby irrevocably authorizes and instructs the Agent and the Collateral Manager to set-off the full amount of any Obligations due and payable against (i) any Collections, or (ii) the principal amount of any Loans requested on or after such due date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Agent or the Collateral Manager to exercise such right of set-off; provided, however, the Collateral Manager shall promptly notify the Borrower (with a copy to the Agent): (1) a set-off pursuant to this Section 4.02 occurred, (2) the amount of such set-off and (3) a description of the Obligations that was due and payable.
     Section 4.03 Attorney-in-Fact. Each Loan Party hereby irrevocably designates and appoints the Collateral Manager (for the benefit of the Secured Parties), to the extent permitted by applicable law and regulation, as each Loan Party’s attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority, upon the continuance of an Event of Default (and to the extent not prohibited under applicable law and regulations) to (i) endorse or sign such Loan Party’s name to financing statements, remittances, invoices, assignments, checks, drafts, or other instruments or documents in respect of the Collateral, including the Receivables, (ii) notify Obligors to make payments on the Receivables directly to the Agent or Collateral

Manager, and (iii) bring suit in such Loan Party’s name and settle or compromise such Receivables as the Collateral Manager may, in its discretion, deem appropriate.
ARTICLE V.
MISCELLANEOUS
     Section 5.01 Amendments, etc. No amendment, supplement, modification or waiver of any provision of this Collateral Management Agreement or consent to any departure therefrom by a party hereto shall be effective unless in a writing signed by the Agent, the Collateral Manager and the Borrower and then such amendment, supplement, modification waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or the Collateral Manager to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
     Section 5.02 Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile and email communication) and shall delivered to such addresses and in such manner, and deemed delivered, as set forth in the Credit Agreement.
     Section 5.03 Assignability. This Collateral Management Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.
     Section 5.04 Further Assurances. Each Loan Party shall, at its cost and expense, upon the reasonable request of the Collateral Manager, duly execute and deliver, or cause to be duly executed and delivered, to the Collateral Manager such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Collateral Manager to carry out more effectively the provisions and purposes of this Collateral Management Agreement.
     Section 5.05 Costs and Expenses; Collection Costs. (a) Each of the Loan Parties, jointly and severally, agrees to pay (i) on the Restatement Date and (ii) with respect to costs and expenses incurred thereafter, within seven days of invoicing therefor and after reasonable verification by the Borrower of such costs and expenses, which shall in no event exceed such seven-day period, all reasonable costs and expenses in connection with the preparation, execution and delivery of this Collateral Management Agreement and the amendment and restatement hereof and any waiver, modification, supplement or amendment hereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Collateral Manager and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Collateral Manager and its Affiliates in connection with the waiver, supplement, modification, amendment and enforcement of this Collateral Management Agreement.
          (b) Each of the Loan Parties, jointly and severally, further agree to pay on the Restatement Date (and with respect to costs and expenses incurred following the Restatement Date, within seven days of invoicing therefor) (i) all reasonable costs and expenses incurred by the Collateral Manager in connection with (x) semi-annual audits of the Receivables, collections with respect thereto and Inventory, and the books and records with respect to the foregoing, (y) all audits conducted in connection with any material change in the Receivables or a change in the Credit and Collection Policy (z) and all audits conducted during the continuance of an Event of Default, (ii) all reasonable costs and expenses incurred by the Collateral Manager to accommodate any significant coding or data system changes necessitated by the Loan Parties that would affect the transmission or interpretation of data received through the interface, and (iii) all reasonable costs and expenses incurred by the Collateral Manager for additional time and material expenses of the Collateral Manager resulting from a lack of either cooperation or responsiveness of any Loan Party to agreed-upon protocol and schedules with the Collateral Manager; provided, that the Borrower has been informed of the alleged lack of cooperation or responsiveness and has been provided the opportunity to correct such problems.
          (c) In the event that the Agent or the Collateral Manager shall retain an attorney or attorneys to collect, enforce, protect, maintain, preserve or foreclose its interests with respect to this Collateral Management Agreement, any other Loan Documents, any Obligations, any Receivable or the Lien on any Collateral or any other security for the Obligations or under any instrument or document delivered pursuant to this Collateral Management Agreement, or in connection with any Obligations, the Loan Parties shall jointly and severally pay all of the reasonable costs and expenses of such collection, enforcement, protection, maintenance, preservation or foreclosure, including reasonable attorneys’ fees, which amounts shall be part of the Obligations, and the Agent and the Collateral Manager may take judgment for all such amounts. The attorneys’ fees arising from such services, including those of any appellate proceedings, and all reasonable out-of-pocket expenses, charges, costs and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 5.05 shall be payable by the Loan Parties, on an a joint and several basis, to the Agent and/or the Collateral Manager, as the case may be, on demand (with interest accruing from the eighth day following the date of such demand, and shall be additional obligations under this Collateral Management Agreement). Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants’ fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services; provided that, as between the Agent and the Collateral Manager, the Collateral Manager agrees that it will only take legal action in the enforcement of this Collateral Management Agreement at the direction of the Agent.
     Section 5.06 Term. (a) This Collateral Management Agreement shall remain in full force and effect during the term (including any renewal term and any restatement) of the Credit Agreement.
          (b) The termination of this Collateral Management Agreement shall not affect any rights of the Agent or Collateral Manager or any obligations of the Loan Parties arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Obligations incurred on or prior to such termination has been paid and performed in full.

     Section 5.07 Joint and Several Liability. Each Loan Party agrees that (i) they shall be jointly and severally liable for the obligations, duties and covenants of each other under this Collateral Management Agreement and the acts and omissions of each other, and (ii) they jointly and severally makes each representation and warranty for itself and each other under this Collateral Management Agreement. Notwithstanding the foregoing, if, in any action to enforce the Obligations against any Loan Party or any proceeding to allow or adjudicate a claim hereunder, a court of competent jurisdiction determines that enforcement of the joint and several obligations of the Loan Parties against a Borrower for the full amount of the Obligations is not lawful under, or would be subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of Federal or state law, the liability of such Loan Party hereunder shall be limited to the maximum amount lawful and not subject to avoidance under such law.
     Section 5.08 Entire Agreement; Severability. (a) This Collateral Management Agreement, including all exhibits and schedules hereto and the documents referred to herein, embody the entire agreement and understanding of the parties concerning the subject matter contained herein.
          (b) If any provision of this Collateral Management Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Collateral Management Agreement shall continue in full force and effect.
     Section 5.09 GOVERNING LAW. THIS COLLATERAL MANAGEMENT AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, OR REMEDIES RELATED THERETO, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
     Section 5.10 WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS COLLATERAL MANAGEMENT AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS COLLATERAL MANAGEMENT AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE PARTIES HERETO AT THEIR ADDRESSES SET FORTH ON THE SIGNATURE PAGE HEREOF.

     Section 5.11 Execution in Counterparts. This Collateral Management Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Collateral Management Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Collateral Management Agreement.
     Section 5.12 Survival of Termination. All indemnities contained herein shall survive the termination hereof unless otherwise provided.
     Section 5.13 Joinder of Additional Loan Parties. The Borrower shall cause each Loan Party which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the Credit Agreement and the other Loan Documents, to execute and deliver to the Collateral Agent a Joinder Agreement within five Business Days after the date on which it was acquired or created, and become a Subsidiary and, in each case, upon such execution and delivery, such Subsidiary shall constitute a “Loan Party” for all purposes hereunder with the same force and effect as if originally named as a Loan Party herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement or any other Loan Document.
[remainder of page intentionally blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or other authorized signatories as of the day and year first above written.

BIOSCRIP, INC., as Borrower
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President, Secretary and General Counsel

EACH SUBSIDIARY GUARANTOR SET FORTH ON ANNEX A
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President, Secretary and General Counsel

[Amended and Restated Collateral Manager Agreement]

HEALTHCARE FINANCE GROUP, LLC, as Agent and as Collateral Manager
By:	/s/ John D. Calabro
	Name:	John D. Calabro
	Title:	Executive Vice President

[Amended and Restated Collateral Manager Agreement]

Annex A
Subsidiary Guarantors
BioScrip Infusion Services, Inc.
Chronimed, LLC
BioScrip Pharmacy, Inc.
Bradhurst Specialty Pharmacy, Inc.
BioScrip Pharmacy (NY), Inc.
BioScrip PBM Services, LLC
Natural Living, Inc.
BioScrip Infusion Services, LLC
BioScrip Nursing Services, LLC
BioScrip Infusion Management, LLC
BioScrip Pharmacy Services, Inc.
CHS Holdings, Inc.
Critical Homecare Solutions, Inc.
Applied Health Care, LLC
Cedar Creek Home Health Care Agency, Inc.
Deaconess Enterprises, LLC
Deaconess HomeCare, LLC
East Goshen Pharmacy, Inc.
Elk Valley Health Services, Inc.
Elk Valley Home Health Care Agency, Inc.
Elk Valley Professional Affiliates, Inc.
Gericare, Inc.
Infusion Partners, LLC
Infusion Partners of Brunswick, LLC
Infusion Partners of Melbourne, LLC
Infusion Solutions, Inc.
Knoxville Home Therapies, LLC
National Health Infusion, Inc.
New England Home Therapies, Inc.
Option Health, Ltd.
Professional Home Care Services, Inc.
Regional Ambulatory Diagnostics, Inc.
Scott-Wilson, Inc.
South Mississippi Home Health, Inc.
South Mississippi Home Health, Inc. — Region I
South Mississippi Home Health, Inc. — Region II
South Mississippi Home Health, Inc. — Region III
Specialty Pharma, Inc.
Wilcox Medical, Inc.

EXHIBIT I
to Collateral Management Agreement
DEFINITIONS
     As used in this Collateral Management Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Borrower Account” shall mean initially account # 000009069730 at Bank of America, N.A., ABA # 011500010, or, thereafter, such other bank account designated by the Borrower by written notice to the Collateral Manager from time to time.
     “Borrower Lockbox” shall mean the lockboxes set forth on Schedule III hereto to receive checks with respect to Receivables payable by Governmental Entities.
     “Borrower Lockbox Account” shall mean the accounts set forth on Schedule III hereto in the name of each applicable Loan Party (or Loan Parties) and associated with the Borrower Lockbox established and controlled by each applicable Loan Party (or Loan Parties) to deposit Collections from Governmental Entities, including Collections received in the Borrower Lockbox and Collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the Depositary Agreement.
     “Collection Account” shall mean the Collateral Manager’s account maintained at Citibank, N.A., ABA # 021-000-089, Account #205779, Ref: A & T SF c/o HFG Healthco-4 LLC - Collection Account, or such other bank account designated by the Collateral Manager from time to time.
     “Collections” shall mean all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables and Inventory, and all Net Cash Proceeds, deposited in or transferred to the Collection Account, including, without limitation, all cash proceeds thereof.
     “Credit and Collection Policy” shall mean those receivables credit and collection policies and practices of the Loan Parties in effect on the date of this Collateral Management Agreement and attached as Schedule II hereto.
     “Depositary Agreements” shall mean those certain Depositary Account Agreements, dated the date hereof, among the relevant members of the Loan Parties, the Collateral Manager, and each Lockbox Bank, in a form reasonably acceptable to the Collateral Manager, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.
     “Governmental Entity” shall mean the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security

Exhibit I-1

Act (42 U.S.C. §§ 1395 et seq.), including payments under Medicare, Medicaid and TRICARE/CHAMPUS, and payments administered or regulated by CMS.
     “Indemnified Party” has the meaning set forth in Section 1.01.
     “Insurer” means any Person (other than a Governmental Entity) which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as the Blue Cross, Blue Shield entities), employers or unions which self insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations, health maintenance organizations, commercial hospitals, physicians groups or any other similar Person. “Insurer” includes insurance companies issuing health, personal injury, workers’ compensation or other types of insurance but does not include any individual guarantor.
     “Joinder Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit VII.
     “Lender Lockbox” shall mean the lockboxes located at the address set forth on Schedule III to receive checks with respect to Receivables payable by Insurers.
     “Lender Lockbox Account” shall mean the accounts at the Lockbox Bank as set forth on Schedule III as associated with the Lender Lockbox and established by the relevant members of the Loan Parties to deposit Collections, including Collections received in the Lender Lockbox and Collections received by wire transfer directly from Insurers, all as more fully set forth in the Depositary Agreement.
     “Lockbox” shall mean either the Borrower Lockbox or the Lender Lockbox, as the context requires.
     “Lockbox Account” shall mean either the Borrower Lockbox Account or the Lender Lockbox Account, each associated with the respective Lockbox to deposit Collections, including Collections received by wire transfer directly, all as more fully set forth in the Depositary Agreement.
     “Lockbox Banks” shall mean each of Bank of America, N.A., Citibank, N.A. and People’s United Bank as lockbox bank under the applicable Depositary Agreement.
     “Notice to Governmental Entities” shall mean a notice letter on a Borrower’s corporate letterhead in substantially the form attached hereto as Exhibit III.
     “Notice to non-Governmental Entities” shall mean a notice letter on a Borrower’s corporate letterhead in substantially the form attached hereto as Exhibit IV.
     “Notice to Obligors” shall mean either a Notice to Governmental Entities or a Notice to non-Governmental Entities, as the context requires.
     “Obligor” shall mean each Person who is responsible for the payment of all or any portion of a Receivable.

Exhibit I-2

     “Servicing Responsibilities” has the meaning set forth in Section 3.04 hereto.
     “Transmission” shall mean, upon establishment of computer interface between the Borrower and the Collateral Manager in accordance with the specifications established by the Collateral Manager, the transmission of Receivable Information through computer interface to the Collateral Manager in a manner satisfactory to the Collateral Manager.

Exhibit I-3

EXHIBIT II
to Collateral Management Agreement
RECEIVABLE INFORMATION
     The following information shall, as appropriate, be provided by each Loan Party to the Collateral Manager with respect to each Receivable, together with such other information and in such form as may reasonably be requested from time to time by the Collateral Manager and as, in accordance with applicable law, may be disclosed or released to the Collateral Manager (the “Receivable Information”):
(i)	Cash Receipts Report – Cash receipt transaction data containing:
–	Transaction date

–	Transaction number

–	Customer number

–	Cash receipt amount
(ii)	Invoices Report – Invoice transaction data containing:
–	Transaction date

–	Transaction number

–	Customer number

–	Invoice amount
(iii)	Adjustments Report – Adjustment transaction data containing:
–	Transaction date

–	Transaction number

–	Customer number

–	Amount of adjustment

Exhibit II-1

EXHIBIT III
to Collateral Management Agreement
FORM OF NOTICE TO GOVERNMENTAL ENTITIES
[Letterhead of the applicable Loan Party]
[Date]
[Name and Address
of Governmental Entity]
Re:      Change of Account and Address [for Medicare Supplier No.]
To Whom it May Concern:
Please be advised that we have opened a new bank account at [specified financial institution] and a post-office box with respect to such bank account. Accordingly, effective immediately and until further notice, we hereby request that:
(1) All wire transfers be made directly into our account at:
[_______________]
(2) All remittance advices and other forms of payment, including checks, be made to our post office box located at:
[_______________]
As provided in the Medicare Carriers Manual § 3060.11, the undersigned hereby certifies that this payment arrangement will continue in effect only so long as the following requirements are met:
a) [specified financial institution] does not provide financing to the undersigned nor acts on behalf of another party in connection with the provision of such financing; and
b) The undersigned has sole control of the account, and [specified financial institution] is subject only to the instructions of the undersigned (or its agents) regarding the account.
Thank you for your cooperation in this matter.

Exhibit III-1

EXHIBIT IV
to Collateral Management Agreement
FORM OF NOTICE TO NON-GOVERNMENTAL ENTITIES
[Letterhead of the Applicable Loan Party]
[Date]
[Name and Address
of Obligor]
Re:      Change of Account and Address
To Whom it May Concern:
We are pleased to announce that we have entered into a new long-term financing arrangements that will allow us to continue to provide you with new and innovative services and products. As part of this arrangement, we will be granting a security interest all of our existing and future receivables payable by you to us as collateral to our lenders. Accordingly, you are hereby directed to make:
(1) All wire transfers directly to the following account:
[________________]
(2) All remittance advices and other forms of payment, including checks, to the following address:
[________________]
[Please note that this is the same remittance name, address and account to which you currently send payment.]
The foregoing directions shall apply to all existing receivables payable to us and (until further written notice) to all receivables arising in the future and may not be revoked except by a writing executed by us and Healthcare Finance Group LLC, as collateral manager under our new financing facility.
Please acknowledge your receipt of this notice by signing the enclosed copy of this letter and returning it in the enclosed envelope.
Thank you for your cooperation in this matter.

Exhibit IV-1

EXHIBIT V
to Collateral Management Agreement
SERVICING RESPONSIBILITIES
     The Borrower on behalf of each Loan Party shall be responsible for the following administration and servicing obligations (the “Servicing Responsibilities”) which shall be performed by the Borrower until such time as a successor servicer shall be designated and shall accept appointment pursuant to Section 3.04(b) of this Collateral Management Agreement:
     (a) Servicing Standards and Activities. The Borrower agrees to administer and service its Receivables (i) within the parameters of services set forth in paragraph (b) of this Exhibit V, as such parameters may be modified by mutual written agreement of the Collateral Manager and the Borrower, (ii) in compliance at all times with applicable law and with this Collateral Management Agreements, covenants, objectives, policies and procedures set forth in this Collateral Management Agreement, and (iii) in accordance with industry standards for servicing healthcare receivables unless such standards conflict with the procedures set forth in paragraph (b) of this Exhibit V in which case the provisions of paragraph (b) shall control. The Borrower shall establish and maintain electronic data processing services for monitoring, administering and collecting the Receivables in accordance with the foregoing standards and shall, within three Business Days of the deposit of any checks, other forms of cash deposits, or other written matter into a Lockbox, post such information to its electronic data processing services.
     (b) Parameters of Primary Servicing. The Servicing Responsibilities shall be performed within the following parameters:
     (i) Subject to the review and authority of the Collateral Manager and the Agent and except as otherwise provided herein, the Borrower shall have full power and authority to take all actions that it may deem necessary or desirable, consistent in all material respects with its existing policies and procedures with respect to the administration and servicing of accounts receivable, in connection with the administration and servicing of its Receivables. Without limiting the generality of the foregoing, the Borrower shall, in the performance of its servicing obligations hereunder, act in accordance with all legal requirements and subject to the terms and conditions of this Collateral Management Agreement.
     (ii) During the continuance of an Event of Default, at the Collateral Manager’s request or the Agent’s request, all enforcement and collection proceedings with respect to the Receivables shall, unless prohibited by applicable law, be instituted and prosecuted in the name of the Collateral Agent.
     (iii) No Borrower shall change in any material respect its existing policies and procedures with respect to the administration and servicing of accounts receivable (including, without limitation, the amount and timing of write-offs) without the prior written consent of the Collateral Manager (with contemporaneous written notice thereof (in reasonable detail) to the Agent).

Exhibit V-1

     (iv) The Borrower will be responsible for monitoring and collecting the Receivables, including, without limitation, contacting Obligors that have not made payment on their respective Receivables within the customary time period for such Obligor, and resubmitting any claim rejected by an Obligor due to incomplete information.
     (v) If the Borrower determines that a payment with respect to a Receivable has been received directly by a pharmacy or any other Person, the Borrower shall promptly advise the Collateral Manager, and the Collateral Manager shall be entitled to presume that the reason such payment was made to such pharmacy or other Person was because of a breach of representation or warranty in this Collateral Management Agreement with respect to such Receivable (such as, by way of example, the forms related to such Receivable not being properly completed so as to provide for direct payment by the Obligor to the applicable Borrower), unless such Borrower shall demonstrate that such is not the case. In the case of any such Receivable which is determined not to be a Denied Receivable, the Borrower shall promptly demand that such pharmacy or other Person remit and return such funds. If such funds are not promptly received by the applicable Borrower, the Borrower shall take all reasonable steps to obtain such funds.
     (vi) Notwithstanding anything to the contrary contained herein, no Borrower may amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Receivable in any material respect without the prior consent of the Collateral Manager.
     (c) Termination of Servicing Responsibilities; Cooperation. Upon the occurrence of an Event of Default the Collateral Manager or Collateral Agent or the Agent may, by written notice, terminate the performance of the Servicing Responsibilities by the Borrower, in which event such Borrower shall immediately transfer to a successor servicer designated by the Collateral Manager or the Agent, as the case may be, all records, computer access and other information as shall be necessary or desirable, in the reasonable judgment of such successor servicer, to perform such responsibilities. The Borrower shall otherwise cooperate fully with such successor servicer.

Exhibit V-2

EXHIBIT VI
to Collateral Management Agreement
INTERFACE WITH COLLATERAL MANAGER
     1. The Collateral Manager will convey appropriate data requirements and instructions to the Borrower to establish a computer interface between each Loan Party’s systems and the Collateral Manager’s receivables monitoring system. The interface will permit the Collateral Manager to receive electronically teach Loan Party’s accounts receivable data, including the Receivable Information, billing data and collection and other transaction data relating to the Receivables.
     2. The Loan Parties shall give the Collateral Manager at least ten Business Days’ notice of any coding changes or electronic data processing system modifications made by such Borrower which could affect the Collateral Manager’s processing or interpretation of data received through the interface.
     3. The Collateral Manager shall have no responsibility to return to the Loan Parties any information which the Collateral Manager receives pursuant to the computer interface.
     4. The Borrower, on behalf of the Loan Parties, will prepare weekly accounts receivable data files of all transaction types for such Borrower’s sites that are included in the program. The weekly cutoff will occur at a predetermined time each week, and the weekly cutoff date for all of the sites must occur at exactly the same time. The cutoff date that will be selected will be at the end of business for a specific day of the week, or in other words, at the end of such Borrower’s transaction posting process for that day. The Borrower will temporarily maintain a copy of the accounts data files in the event that the data is degraded or corrupted during transmission, and needs to be re-transmitted.
     5. The Collateral Manager will be responsible for the management of the hardware, communications and software used in the program.
     6. The Collateral Manager’s data center will receive the Receivable files, and immediately confirm that the files have been passed without degradation or corruption of data by balancing the detailed items to the control totals that accompany the files. Any problems in this process will be immediately reported to the Borrower so that the Receivable file can be re-transmitted, if necessary.
     7. Once the receipt of the Receivable data has been confirmed, the Collateral Manager will perform certain tests and edits to ensure that each Receivable meets the specified eligibility criteria. Compliance with concentration limits will be verified and the Collateral Manager will notify the Collateral Manager that the Eligible Receivables have been determined.
     8. Each Loan Party’s sites will continue to post daily transactions to their respective Receivable files. Each Loan Party’s Receivable files for each of the eligible sites will include all transactions posted through that day. The Borrower will create a transaction report and a Receivable file for each of the eligible sites. The transaction report will contain all transactions posted to the respective site Receivable file for the specified period (and will indicate the

Exhibit VI-1

respective site and the number of items and total dollars on each transaction report for control purposes). The Receivable file will contain balances that reflect the transactions posted on the Loan Parties’s systems through the end of business of the specified period.
     9. The Borrower will transmit the billing, transaction, and the most current Receivable data files to the Collateral Manager’s data center according to the established schedule. The Borrower should, again, maintain the backup of each of these files in the event that a re-transmission is necessary.
     10. The Collateral Manager’s data center will confirm that the files have been received intact, and will immediately communicate any problems to the Borrower in order to initiate a re-transmission. The Collateral Manager will then post the transaction files to the accounts receivable for accounts that the Collateral Manager is maintaining, and consequently update the affected balances. Upon completion of the posting process, the Collateral Manager will generate summary reports of the posting process that the Collateral Manager will use to complete various funding activities. The Collateral Manager summary reports will reference the Loan Parties’s transaction codes and activity to codes that are common to the funding program.
     11. The Collateral Manager will then compare the updated accounts balances on the Collateral Manager’s system to the corresponding account balances reflected on the Receivable file. The Collateral Manager expects that the balances for the funded Receivables will be congruent, and any discrepancies will be immediately examined and resolved through the cooperative effort of the Collateral Manager and the Loan Parties. The Collateral Manager shall produce discrepancy reports (e.g., “Funding Only” or “Out of Balance” reports) and the Borrower shall respond promptly to such reports.
     12. Once the reconciliation process has been completed and any discrepancies between the Collateral Manager and the Loan Parties’s Receivable files resolved through the discrepancy report process described in paragraph 9 above, the Collateral Manager will then process the Receivable file and advise the Collateral Manager. The Collateral Manager will then proceed through exactly the same process described in paragraph 6 above.

Exhibit VI-2

EXHIBIT VII
to Collateral Management Agreement
[Form of]
JOINDER AGREEMENT
[Name of New Loan Party]
[Address of New Loan Party]
[Date]
________________________
________________________
________________________
________________________
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Collateral Management Agreement, dated as of March 25, 2010, as Amended and Restated as of December 28, 2010 (as so Amended and Restated, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Management Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Management Agreement), made by BioScrip, Inc., a Delaware corporation, the other Loan Parties party thereto, HEALTHCARE FINANCE GROUP LLC, as collateral agent and administrative agent (in such capacities and together with any successors in such capacity, the “Agent”) and as collateral manager for the Secured Parties (in such capacity, the “Collateral Manager”).
     This joinder agreement supplements the Collateral Management Agreement and is delivered by the undersigned, [________________] (the “New Loan Party”), pursuant to Section 5.13 of the Collateral Management Agreement. The New Loan Party hereby agrees to be bound as a Loan Party by all of the terms, covenants and conditions set forth in the Collateral Management Agreement to the same extent that it would have been bound if it had been a signatory to the Collateral Management Agreement on the execution date of the Collateral Management Agreement. The New Loan Party hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Loan Parties contained in the Collateral Management Agreement .
     Annexed hereto are supplements to each of the Schedules to the Collateral Management Agreement, as applicable, with respect to the New Loan Party. Such supplements shall be deemed to be part of the Collateral Management Agreement.

Exhibit VII-1

     This joinder agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
     THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CHOICE OF LAW THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

Exhibit VII-2

     IN WITNESS WHEREOF, the New Loan Party has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW LOAN PARTY]
By:
Name:
Title:

AGREED TO AND ACCEPTED:
HEALTHCARE FINANCE GROUP, LLC,
as Collateral Manager and as Collateral Agent

By:
Name:
Title:

[Schedules to be attached]

Exhibit VII-3